UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 26, 2011

SMART MODULAR TECHNOLOGIES (WWH), INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	000-51771	20-2509518
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

39870, Eureka Drive Newark, CA	94560
(Address of Principal Executive Offices)	(Zip Code)

(510) 623-1231

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Additional Information.

Supplement to Definitive Proxy Statement

This is a supplement to the Definitive Proxy Statement on Schedule 14A filed by SMART Modular Technologies (WWH), Inc. (“SMART,” “we” or the “Company”) with the Securities and Exchange Commission (the “SEC”) on July 12, 2011 (the “Definitive Proxy Statement”) that was mailed to SMART shareholders in connection with the solicitation of proxies for use at an extraordinary general meeting of shareholders of the Company to be held at 10 a.m., local time, on August 12, 2011, at the Courtyard by Marriott located at 34905 Newark Boulevard, Newark California 94560. On April 26, 2011, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Saleen Holdings, Inc., a Cayman Islands exempted company (“Parent”), and Saleen Acquisition, Inc., a Cayman Islands exempted company and wholly owned subsidiary of Parent (“Merger Sub”), whereby Merger Sub will be merged with and into the Company pursuant to a plan of merger and the separate corporate existence of Merger Sub will thereupon cease, with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger”). Parent was formed by Silver Lake Partners III, L.P. and Silver Lake Sumeru Fund, L.P. (collectively, the “U.S. Sponsors”), and Merger Sub was formed by Parent. Unless otherwise defined below, capitalized terms used below shall have the meanings set forth in the Definitive Proxy Statement.

A special committee of our Board of Directors (“Special Committee”), consisting entirely of independent and disinterested directors, reviewed and considered the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Merger. Our Special Committee unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair (both substantively and procedurally) to and in the best interests of the Company as a whole and our unaffiliated shareholders and recommended that our Board of Directors approve and declare the Merger Agreement and the transactions contemplated thereby, including the Merger, advisable, fair (both substantively and procedurally) to and in the best interests of the Company as a whole and our unaffiliated shareholders and recommend that our shareholders, including our unaffiliated shareholders, approve as a special resolution the authorization, approval and adoption of the Merger Agreement, and such other actions as may be necessary to effectuate the transactions contemplated thereby, including the Merger (such special resolution, the “Merger Proposal”). Our Board of Directors, after careful consideration, and acting upon the unanimous recommendation of our Special Committee, unanimously (with two directors abstaining) approved and declared the Merger Agreement and the transactions contemplated thereby, including the Merger, advisable, fair (both substantively and procedurally) to and in the best interests of the Company as a whole and our unaffiliated shareholders and recommended that our shareholders, including our unaffiliated shareholders, approve the Merger Proposal at the extraordinary general meeting. Our Special Committee and our Board of Directors both recommend that you vote “FOR” the Merger Proposal.

Settlement of Litigation Relating to the Merger

As described on page 84 of the Definitive Proxy Statement, the Company, the members of our Board of Directors, the U.S. Sponsors and certain of their affiliates, Parent, and Merger Sub have been named as defendants in four putative class action lawsuits brought by shareholders challenging the proposed merger (the “Actions”) in the Superior Court of California, Alameda County (the “Court”). The Actions are captioned Walpole v. SMART Modular Technologies, Inc., et al., No. RG11573587; Peters v. Ajay Shah, et al., No. RG11574156; Marder v. SMART Modular Technologies, Inc., et al., No. RG11575180; and Wilkes v. Ajay Shah, et al., No. RG11575013. The Actions have been consolidated and, on July 1, 2011, the Plaintiffs filed a Consolidated Complaint.

The Consolidated Complaint generally alleges that the Company and members of our Board of Directors breached their fiduciary duties by causing the Company to enter into the Merger Agreement and further asserts that the Company, the U.S. Sponsors, certain affiliates of the U.S. Sponsors, Parent and/or Merger Sub aided and abetted those alleged breaches of duty. The actions generally seek declaratory and injunctive relief and attorneys’ fees.

On July 26, 2011, counsel for the parties in the Actions entered into a memorandum of understanding in which they agreed on the terms of a settlement of the Actions, which would include the dismissal with prejudice of all claims against all of the defendants. The proposed settlement is conditional upon, among other things, the execution of an appropriate stipulation of settlement, consummation of the Merger and final approval of the proposed settlement by the Court. In addition, in connection with the settlement and as provided in the memorandum of understanding, the parties contemplate that plaintiffs’ counsel will seek an award of attorneys’ fees and expenses as part of the settlement. There can be no assurance that the Merger will be consummated, that the parties ultimately will enter into a stipulation of settlement or that the Court will approve the settlement even if the parties enter into such stipulation. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated. The settlement will not affect the amount of the Merger Consideration that SMART shareholders are entitled to receive in the Merger.

The defendants deny all liability with respect to the facts and claims alleged in the Actions and specifically deny that any further supplemental disclosure was required under any applicable rule, statute, regulation or law. However, to avoid the risk of delaying or adversely affecting the Merger and the related transactions, to minimize the expense of defending the Actions, and to provide additional information to our shareholders at a time and in a manner that would not cause any delay of the extraordinary general meeting or the Merger, the defendants have agreed to the terms of the proposed settlement described above. The parties further considered it desirable that the Actions be settled to avoid the expense, risk, inconvenience and distraction of continued litigation and to fully and finally resolve the settled claims.

Additional Disclosures

As contemplated by the memorandum of understanding, SMART is providing certain additional disclosures that are supplemental to those contained in the Definitive Proxy Statement previously mailed to our shareholders. This supplemental information should be read in conjunction with the Definitive Proxy Statement, which we urge shareholders to read in its entirety. As noted above, none of the defendants has admitted wrongdoing of any kind, including but not limited to inadequacies in any disclosure, the materiality of any disclosure that the plaintiffs contend should have been made, any breach of any fiduciary duty, or aiding or abetting any breach of fiduciary duty. The additional disclosures are as follows:

Additional Information Regarding Management’s Business Model

The following disclosure should be considered by shareholders in reviewing the disclosure appearing in the sixth paragraph on page 29 of the Definitive Proxy Statement, after the sentence ending “based on management’s current business model”: As noted in the Definitive Proxy Statement, in or around January 17, 2011, the Company’s management had commenced work to update its current business model in light of changing industry trends. Management revised the operating plan twice in response to Board and Special Committee direction, resulting in the board case projections and the reviewed case projections, which superseded management’s business model. However, the key components of the Company’s annual operating plan for fiscal 2011, as it existed on January 17, 2011, are included on page 8 of the January 17, 2011 Barclays “Financial Analysis Presentation Materials,” filed with the Schedule 13E-3 on May 25, 2011 as Exhibit (c)(2).

As part of making its projections, management estimated the Company’s expected cash position for the remainder of fiscal year 2011. Those estimates, which are referred to in the notes to the April 25, 2011 Barclay’s “Financial Analysis Presentation Materials,” filed with the Schedule 13E-3 on May 25, 2011 as Exhibit (c)(5), reflect normal anticipated fluctuations in the Company’s working capital, including in particular a forecasted growth in inventory over the course of the remainder of fiscal year 2011.

Projected Contributions of the Brazil Flash Production Operations and SSD Products

The following disclosure should be considered by shareholders in reviewing the disclosure appearing in the sixth paragraph on page 29 of the Definitive Proxy Statement, after the sentence containing the clause “expected contributions from the startup Brazil flash production operations (“Brazil Flash”) and SSD products in 2012 and beyond”: As part of its analysis, the Special Committee considered projected contributions from the Company’s various businesses on a segment basis, including the Brazil Flash and SSD products from 2010-2015. In connection with deliberations in late February 2011, the Special Committee reviewed projections that can be found on page 9 of the February 28, 2011 Barclays “Financial Analysis Presentation Materials Valuation Update,” filed with the Schedule 13E-3 on May 25, 2011 as Exhibit (c)(3).

Explanation of the Methodology and Assumptions Employed In Deriving $9.00 Price Per Share in March 2011

The following disclosure should be considered by shareholders in reviewing the disclosure appearing in the third paragraph on page 32 of the Definitive Proxy Statement, after the sentence ending “in the best interests of shareholders”: The Special Committee considered the Company’s potential range of values based on Barclays’ preliminary valuation analyses, noting that the LBO analysis based on the reviewed case projections showed a range of values of $8.43-$10.43, that the Comparable Company Analyses for CY2011 EBITDA and Price to Earnings Ratio, in each case based on the reviewed case projections, showed ranges of $6.30-$7.40 and $6.12-$7.96, respectively, and that the Comparable Company Analyses for CY2012 EBITDA and Price to Earnings Ratio, in each case based on the reviewed case projections, showed ranges of $7.47-$8.98 and $8.16-$11.22, respectively. The Special Committee also considered the possible value from a spinoff of the SSD product lines, as well as the significant execution risks to the achievement of the reviewed case projections or a possible spinoff of the SSD product lines. After considering these factors, the Special Committee concluded that a transaction at a price of $9.00 or above would be in the best interests of the Company’s shareholders.

The Relationship Between DRAM Pricing Cycles and the Trading Price of Smart’s Common Stock

The following disclosure should be considered by shareholders in reviewing the disclosure appearing in the sixth paragraph on page 29 of the Definitive Proxy Statement, after the sentence ending “the impact of the DRAM pricing cycle to our trading price in the near term”: The price of the Company’s common stock tends to vary over time due to a variety of factors, some of which relate to Company’s historical and anticipated operating results, industry trends and the economy in general. Among the factors that affect the Company’s common stock price are historical and anticipated global DRAM prices, and generally the price of the Company’s common stock is positively impacted when DRAM pricing is expected to increase, and is adversely affected when DRAM pricing is expected to decrease, although the timing of any such impact on the common stock price is not necessarily concurrent with any variation in global DRAM prices.

Explanation Regarding How the Special Committee Derived the $9.25 Price Per Share As The Minimum Acceptable Bid in April 2011

The following disclosure should be considered by shareholders in reviewing the disclosure appearing in the first full paragraph on page 35 of the Definitive Proxy Statement after the sentence ending “analysis previously provided by Barclays”: The Special Committee took note of the recently withdrawn $9.25 non-binding indication of interest by Financial Buyers A and B, the recent increases in trading prices for the Company’s common stock, the potential valuation range for the Company based on Barclays’ preliminary valuation analysis if the Company were able to achieve the results projected under the reviewed case projections, as well as the possible value from a spinoff of the SSD product lines, and the significant execution risks to achievement of the reviewed case projections or a possible spinoff of the SSD product lines.

Additional Information Regarding Strategic Buyer 3

The following disclosure should be considered by shareholders in reviewing the disclosure appearing in the sixth full paragraph on page 35 of the Definitive Proxy Statement and the carryover sentence at the top of page 36, after the sentence ending “during the go-shop period”: The Special Committee noted that Strategic Buyer 3 had indicated only “lukewarm” interest in an acquisition of the Company in earlier conversations with Barclays and had not yet provided any indication of interest or of its intention to make a proposal to acquire the Company despite Barclays’ follow-up communications about the need to move quickly in a competitive situation. The Special Committee concluded that there was a low likelihood that an indication of interest from Strategic Buyer 3 was forthcoming and that the potential benefits from waiting for Strategic Buyer 3 were significantly outweighed by the risk of losing the transaction proposed by the U.S. Sponsor as a result of the delay. The Special Committee also concluded, after consultation with Barclays, that although a termination fee would be payable if Strategic Buyer 3 made a superior proposal for the Company following the Company’s execution of the Merger Agreement proposed by the U.S. Sponsors, this termination fee would not be a significant deterrent to a motivated strategic buyer and noted that a lower termination fee would be payable if Strategic Buyer 3 made a proposal during the Go-Shop Period provided under the Merger Agreement.

Sum of the Parts Evaluation Analysis

The following disclosure should be considered by shareholders in reviewing the disclosure appearing in the third full paragraph on page 49 of the Definitive Proxy Statement, after the sentence ending “as to the future financial performance of StorageCo”: Estimated calendar year 2014 unlevered net income was chosen because StorageCo is not projected by the Company to be profitable until fiscal year 2013 and, in Barclays’ professional judgment, investors would value StorageCo on an IPO basis due to its less mature business profile. While Barclays used estimated EBITDA in performing its discounted cash flow analysis of the Company as a whole and in valuing MemoryCo, StorageCo was valued based on unlevered net income, as is the norm for most IPOs. The analysis of StorageCo was performed by considering it on a cash-free, debt-free basis, making its levered and unlevered net income the same. Thus, calendar year 2012 estimated P/E multiples based upon those of comparable companies focused on SSD were applied to the calendar year 2014 estimated Unlevered Net Income and discounted back two years to present value.

The following disclosure should be considered by shareholders in reviewing the disclosure appearing in the third full paragraph on page 49 of the Definitive Proxy Statement, after the sentence containing the clause “for StorageCo as a standalone entity”: It was Barclays’ professional judgment that StorageCo’s projected revenues and profits are more speculative than the Company’s business as a whole due to the fact that this component of the Company is less mature and involves greater risk. Accordingly, Barclays used a higher range of discount rates for this segment of the Company’s business in order to takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors, including Barclays’ view of the rate of return expected by investors in later-stage venture capital backed businesses comparable to StorageCo.

The following disclosure should be considered by shareholders in reviewing the disclosure appearing in the first paragraph on page 50 of the Definitive Proxy Statement at the end of the carryover sentence at the top of page 50 after the words “qualitative judgments for MemoryCo.”: The judgments included Barclays’ view that direct comparables for MemoryCo trade at a lower multiple compared to the broader set of selected comparable companies, which includes companies focused on SSD that trade at higher multiples than companies focused on memory.

Explanation of 5.0x FTM EBITDA Multiple Used in the LBO Analyses in Barclays’ March Presentations

The following disclosure should be considered by shareholders in reviewing the disclosure appearing in the first paragraph on page 52 of the Definitive Proxy Statement following the carryover sentence at the top of page 52 ending “future financial performance of the Company”: This terminal value multiple was selected based on updated market conditions and trading multiples of the Company and the selected comparable companies.

Additional Information Regarding Barclays’ Analyses

The following disclosure should be considered by shareholders in reviewing the disclosure appearing after the first paragraph on page 52 of the Definitive Proxy Statement following the sentence ending “within the range of implied values per share calculated using the Reviewed Case Projections”: The DCF, LBO and precedent transaction analysis utilized the fiscal year 2011-ending cash balance due to expected close of the transaction at the end of fiscal year 2011. The DCF and the LBO analyses used valuation periods beginning in the first quarter of fiscal year 2012, and the precedent transaction analysis used LTM Revenue and LTM EBITDA as of the fourth quarter of fiscal year 2011. The resulting valuations from the three analyses were then discounted back to April 21, 2011, the last day of trading prior to Barclay’s April 25, 2011 presentation to the Special Committee. In contrast, the comparable company analysis and sum of the parts analysis utilized a second quarter of 2011-ending balance sheet, as they were driven by current trading multiples as of April 21, 2011, as set forth in greater detail in the April 25, 2011 Barclay’s “Financial Analysis Presentation Materials,” filed with the Schedule 13E-3 on May 25, 2011 as Exhibit (c)(5). Thus, current (second quarter of 2011) balance sheet data was used to align with the current trading multiples.

Additional Information Regarding Rollover Investors

The following disclosure should be considered by shareholders in reviewing the disclosure appearing on page 74 of the Definitive Proxy Statement, after the table identifying the committed investments by the Rollover Investors: The 5 individuals identified above represent 71% of the total investment commitment. The remaining 29% of the total investment commitment is spread across eight other members of management. These percentage allocations may change in the event that any additional members of management commit to invest in Parent or if the existing commitments of any members of management are altered or terminated.

Additional Information Regarding Barclays and the U.S. Sponsors

The following disclosure contains additional information that should be considered by shareholders in reviewing the disclosure appearing in the third full paragraph on page 52 of the Definitive Proxy Statement, after the sentence ending “for such services”: In the past two years, Barclays has not received any fees from the Company. In addition, Barclays and its affiliates in the past have provided, or in the future may provide, investment banking and other financial services to the U.S. Sponsors and certain of their respective affiliates and portfolio companies and have received or in the future may receive customary fees for rendering such services, including (i) having acted or acting as financial advisor to the U.S. Sponsors and certain of their respective portfolio companies and affiliates in connection with certain mergers and acquisition transactions, (ii) having acted or acting as arranger, bookrunner and/or lender for the U.S. Sponsors and certain of their respective portfolio companies and affiliates in connection with the financing for various acquisition transactions, (iii) having acted or acting as underwriter, initial purchaser, placement agent and counterparty for various equity and debt offerings or derivatives undertaken by the U.S. Sponsors and certain of their respective portfolio companies and affiliates, and (iv) having acted or acting as solicitation agent for various consent solicitations undertaken by the U.S. Sponsors and certain of their respective portfolio companies and affiliates. In the past two years, Barclays has been paid approximately $4.6 million in fees for services Barclays provided as financial advisor in connection with mergers and acquisition transactions for certain portfolio companies of the U.S. Sponsors.

Cautionary Statements Regarding Forward-Looking Statements.

This communication contains forward-looking statements that involve numerous risks and uncertainties. All forward-looking statements included in this document are based on information available to SMART on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual events or the results to be materially different from expected events or historical results and/or from any future results or events or outcomes expressed or implied by such forward-looking statements. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the intended Merger or on our results of operations or financial condition. Accordingly, the Merger may not occur and actual events and results may differ materially and adversely from those expressed in or implied from any forward-looking statements. Neither SMART nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual events or results to differ materially from those in any such forward-looking statements, many of which factors are beyond SMART’s control. These factors include but are not limited to: the risk that the parties ultimately will not enter into a stipulation of settlement or that the Court will not approve the settlement even if the parties enter into such stipulation, failure to obtain shareholder approval of the proposed Merger; failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals; failure to consummate or delay in consummating the transaction for other reasons; changes in laws or regulations; and changes in general economic conditions. SMART undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to SMART’s most recent Form 10-K, Form 10-Qs and 8-K reports filed with the SEC. Risks as outlined in these reports may not constitute all factors that could cause actual events or results to differ materially from those discussed in any forward-looking statements. The Company operates in a continually changing business environment and new factors emerge from time to time. The Company cannot predict such factors, nor can it assess the impact, if any, from such factors on the transaction or on the Company or its results. Forward-looking statements should not be relied upon as a prediction of actual results. These forward-looking statements are made as of today, and the Company does not intend, and has no obligation, to update or revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

Additional Information and Where to Find It

All parties desiring details regarding the transaction are urged to review the definitive Merger Agreement on the Company’s website at http://www.smartm.com, and on the SEC’s website at http://www.sec.gov. In connection with the proposed transaction, SMART has filed with the SEC the Definitive Proxy Statement and other documents relating to the transaction, and may file with the SEC other documents regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER FILED DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Shareholders are able to obtain a free-of-charge copy of the Definitive Proxy Statement and other relevant documents (when available) filed with the SEC from the SEC’s website at http://www.sec.gov. Shareholders are also able to obtain a free-of charge copy of the Definitive Proxy Statement and other relevant documents (when available) by directing a request by mail or telephone to The Blueshirt Group, Attention: Suzanne Craig (415) 217-7722 or from SMART’s website, http://www.smartm.com. SMART and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of SMART in favor of the proposed Merger. Information regarding SMART’s directors and executive officers is contained in SMART’s definitive proxy statement filed with the SEC on December 3, 2010 (the “Annual General Meeting Proxy Statement”). Additional information regarding the interests of such potential participants are included in the Definitive Proxy Statement and the other relevant documents filed and to be filed with the SEC (when available).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SMART MODULAR TECHNOLOGIES (WWH), INC.
(Registrant)

Date: July 26, 2011	By:	/s/ BARRY ZWARENSTEIN
	Name:	Barry Zwarenstein
	Title:	Senior Vice President and Chief Financial Officer